UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 3, 2019

Commission File Number: 001-37544

AmpliPhi Biosciences Corporation

(Exact name of registrant as specified in its charter)

Washington	91-1549568
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

3579 Valley Centre Drive, Suite 100

San Diego, California 92130

(Address of principal executive offices)

(858) 829-0829

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

Merger Agreement and Transaction

On January 3, 2019, AmpliPhi Biosciences Corporation (the “Company”) entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with C3J Therapeutics, Inc., a Washington corporation (“C3J Therapeutics”), a clinical-stage biotechnology company focused on the development and commercialization of novel targeted antimicrobials, and Ceres Merger Sub, Inc., a Washington corporation and wholly owned subsidiary of the Company (“Merger Sub”). Upon the terms and subject to the satisfaction of the conditions described in the Merger Agreement, including approval of the transaction by the Company’s shareholders and C3J Therapeutics’ shareholders, Merger Sub will be merged with and into C3J Therapeutics (the “Merger”), with C3J Therapeutics surviving the Merger as a wholly-owned subsidiary of the Company. The Merger is intended to qualify as a tax-free reorganization for U.S. federal income tax purposes.

At the effective time of the Merger (the “Effective Time”): (a) each share of C3J Therapeutics common stock outstanding immediately prior to the Effective Time (excluding shares held by the Company, Merger Sub or C3J Therapeutics and dissenting shares) will be converted solely into the right to receive a number of shares of Company’s common stock (the “Shares”) equal to the exchange ratio described below, (b) each outstanding C3J Therapeutics stock option will be assumed by the Company, and (c) each outstanding C3J Therapeutics restricted stock award will be assumed by the Company. Under the exchange ratio formula in the Merger Agreement, the former C3J Therapeutics securityholders immediately before the Merger are expected to own approximately 70% of the aggregate number of the outstanding securities of the Company, and the securityholders of the Company immediately before the Merger are expected to own approximately 30% of the aggregate number of the outstanding securities of the Company, subject to certain assumptions (on a fully diluted basis, but in each case excluding out of the money options and warrants).

Following the closing of the Merger (the “Closing”), Todd Patrick will serve as the Company’s Chief Executive Officer, Brian Varnum will serve as the Company’s President and Chief Development Officer and Steve Martin will serve as the Company’s Chief Financial Officer. Additionally, following the Closing, the board of directors of the Company (the “Company Board”) will consist of seven directors and will be comprised of (i) five members designated by C3J Therapeutics and (ii) two members designated by the Company.

The Merger Agreement contains customary representations, warranties and covenants made by the Company and C3J Therapeutics, including covenants relating to obtaining the requisite approvals of the shareholders of the Company and C3J Therapeutics, indemnification of directors and officers, the Company’s and C3J Therapeutics’ conduct of their respective businesses between the date of signing of the Merger Agreement and the Closing.

In connection with the Merger, the Company will prepare and file a proxy statement and seek the approval of the Company’s shareholders with respect to certain actions, including the following:

•	the change of control of the Company resulting from the Merger pursuant to NYSE American rules;
•	the Business Combination (as defined in the Company’s organizational documents);
•	amendments of the Company articles of incorporation related to implementing a reverse stock split of the Shares with a ratio to be agreed by the parties; and
•	amendment to the Company’s 2016 Equity Incentive Plan.

The Closing is subject to satisfaction or waiver of certain conditions including, among other things, (i) the required approvals by the parties’ shareholders, (ii) the accuracy of the representations and warranties, subject to certain materiality qualifications, (iii) compliance by the parties with their respective covenants, (iv) no law or order preventing the Merger and related transactions, (v) the Investors (defined below) entering into a Company Stock Purchase Agreement (defined below) and (vi) the listing of the Shares on the NYSE American.

The Merger Agreement also includes termination provisions for both the Company and C3J Therapeutics. In connection with a termination of the Merger Agreement under specified circumstances, either party may be required to pay the other party a termination fee of $1,000,000.

The Shares to be issued in the Merger will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”). Appropriate restrictive legends will be affixed to the Shares.

Equity Commitment Letters

As of January 3, 2019, the Company and certain shareholders of C3J Therapeutics (the “Investors”) entered into Equity Commitment Letters (the “Commitment Letters”) with the Company pursuant to which the Investors committed to purchase an aggregate of no less than $10,000,000 of shares of the Company’s common stock immediately following the Closing, at a purchase price per share to be agreed upon, and subject to the Investors entering into a stock purchase agreement (the “Company Stock Purchase Agreement”) for the purchase of such shares, to be entered into within a reasonable period following the execution of the Merger Agreement (the “Financing”).

After the closing of the Financing contemplated by the Company Stock Purchase Agreement, it is expected that the former C3J Therapeutics securityholders as of immediately before the Merger, the Investors, and the securityholders of the Company immediately before the Merger, are expected to own approximately 56%, 20%, and 24% of the aggregate number of the outstanding securities of the Company, subject to certain assumptions (on a fully diluted basis, but in each case excluding out of the money options and warrants).

The shares of common stock to be issued in the Financing will be offered and sold in reliance on an exemption from registration under Regulation D promulgated under Section 4(a)(2) of the Securities Act. Appropriate restrictive legends will be affixed to the shares issued in the Financing.

This report does not constitute an offer to sell or the solicitation of an offer to buy any security, nor shall there be any sale of the securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Support Agreements

In connection with the execution of the Merger Agreement, the officers and directors of the Company entered into support agreements with C3J Therapeutics relating to the Merger covering less than 1% of the outstanding Shares, as of immediately prior to the Merger (the “Company Support Agreements”). The Company Support Agreements provide, among other things, that the shareholders party to the Company Support Agreements will vote all of the shares held by them in favor of the issuance of the Shares in connection with the Merger and the amendments to the Company’s articles of incorporation contemplated by the Merger Agreement.

In connection with the execution of the Merger Agreement, certain officers, directors and shareholders of C3J Therapeutics entered into support agreements with the Company covering approximately 88% of the outstanding shares of C3J Therapeutics relating to the Merger (the “C3J Therapeutics Support Agreements,” and together with the Company Support Agreements, the “Support Agreements”). The C3J Therapeutics Support Agreements provide, among other things, that the officers, shareholders and investors party to the C3J Therapeutics Support Agreements will vote all of the shares of C3J Therapeutics held by them in favor of the adoption of the Merger Agreement, the approval of the Merger and the other transactions contemplated by the Merger Agreement.

Lock-Up Agreements

Concurrently with the execution of the Merger Agreement, certain officers, directors and shareholders of the Company and C3J Therapeutics entered into lock-up agreements (the “Lock-Up Agreements”), pursuant to which they accepted certain restrictions on transfers of the Shares for the 180-day period following the Effective Time.

The foregoing descriptions of the Merger Agreement, Company Support Agreements, C3J Therapeutics Support Agreements, and the Lock-Up Agreements, are not complete and are qualified in their entirety by reference to those agreements, which are attached hereto as Exhibit 2.1, 10.1, 10.2, 10.3, and 10.4 respectively to this report and incorporated herein by reference.

Item 8.01 Other Events.

Press Release

On January 4, 2019, the Company and C3J Therapeutics issued a joint press release announcing the execution of the Merger Agreement. The press release contains statements intended as “forward-looking statements” which are subject to the cautionary statements about forward-looking statements set forth therein. The press release is attached hereto as Exhibit 99.1.

Forward Looking Statements

This report contains “forward-looking” statements, including, without limitation, statements related to the anticipated consummation of the transactions contemplated by the Merger Agreement, the Support Agreements, the Commitment Letters and the Company Stock Purchase Agreement, and other statements that are not historical facts. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. These forward-looking statements are based upon the Company’s current expectations. Forward-looking statements involve risks and uncertainties. The Company’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, related to the Company’s ability to complete the Merger on the proposed terms and schedule, including risks and uncertainties related to the satisfaction of the closing conditions related to the Merger Agreement; the execution of the Common Stock Purchase Agreement by the Investors and the Company’s ability to complete the Financing on the proposed terms and schedule; and the uncertain and time-consuming regulatory approval process and the combined company’s ability to advance its preclinical and clinical programs and the combined company’s expected future status as a leader in industry. There can be no assurance that the Company will be able to complete the transactions contemplated by the Merger Agreement, the Commitment Letters or the Company Stock Purchase Agreement, on the anticipated terms, or at all. Additional risks and uncertainties relating to the Company and its business can be found under the caption “Risk Factors” and elsewhere in the Company’s filings and reports with the Securities and Exchange Commission (the “SEC”), including in the Company’s Quarterly Report on Form 10-Q, filed with the SEC on November 8, 2018. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

Additional Information and Where You Can Find It

The Merger Agreement, the Support Agreements and the Lock-Up Agreements (the “Transaction Agreements”), and the foregoing description of the Transaction Agreements and the Financing, have been included to provide investors and shareholders with information regarding the terms of the Transaction Agreements.

The assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules delivered by each of the Company and C3J Therapeutics to the other party, respectively, in connection with the signing of the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were made as of a specified date, may be subject to a contractual standard of materiality different from what might be viewed as material to shareholders, or may have been used for the purpose of allocating risk between the parties to the Merger Agreement. Accordingly, the representations and warranties in the Merger Agreement should not be relied on by any persons as characterizations of the actual state of facts and circumstances of the Company at the time they were made and should consider the information in the Merger Agreement in conjunction with the entirety of the factual disclosure about the Company in the Company’s public reports filed with the SEC. Information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

In connection with the proposed transactions between the Company and C3J Therapeutics, the Company will file a proxy statement with the SEC. This communication is not a substitute for the proxy statement or any other documents that the Company may file with the SEC or send to its shareholders in connection with the proposed transactions. Before making any voting decision, investors and securityholders are urged to read the proxy statement and all other relevant documents filed or that will be filed with the SEC in connection with the proposed transaction as they become available because they will contain important information about the proposed transaction and related matters.

You may obtain free copies of the Proxy Statement and all other documents filed or that will be filed with the SEC regarding the proposed transaction at the website maintained by the SEC at www.sec.gov. Once filed, the Proxy Statement will be available free of charge on the Company’s website at http://www.ampliphibio.com, by contacting the Company’s Investor Relations at 858.829.0829, ir@ampliphibio.com or by phone at 858-829-0829 or by mail at Investor Relations, AmpliPhi Biosciences Corporation, 3579 Valley Centre Drive, Suite 100, San Diego, CA 92130.

Participants in Solicitation

The Company, C3J Therapeutics and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s Definitive Proxy Statement for its 2018 Annual meeting, which was filed with the SEC on November 9, 2018. Other information regarding the interests of such individuals, as well as information regarding C3J Therapeutics’ directors and executive officers and other persons who may be deemed participants in the proposed transaction, will be set forth in the Proxy Statement, which will be filed with the SEC. You may obtain free copies of these documents as described in the preceding paragraph.

Non-Solicitation

This report will not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor will there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger and Reorganization, dated January 3, 2019, by and among the Company, C3J Therapeutics and Merger Sub.
10.1	Form of Company Support Agreement, dated January 3, 2019, by and between C3J Therapeutics and each of the parties named in each agreement therein.
10.2	Form of C3J Therapeutics Support Agreement, dated January 3, 2019, by and between the Company and each of the parties named in each agreement therein.
10.3	Form of Company Lock-Up Agreement, dated January 3, 2019, by each of the parties named in each agreement therein.
10.4	Form of C3J Lock-Up Agreement, dated January 3, 2019, by each of the parties named in each agreement therein.
99.1	Joint Press Release of the Company and C3J Therapeutics, dated January 3, 2019.
*	Schedules and exhibits to the Merger Agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 4, 2019	AmpliPhi Biosciences Corporation

	By:	/s/ Steve R. Martin
	Name:	Steve R. Martin
	Title:	Chief Financial Officer